EXHIBIT 99.1

Investor Contact	Media Contact
Bill Walljasper	Sard Verbinnen & Co
Senior VP & Chief Financial Officer	Paul Caminiti/Andrew Cole/Brooke Gordon
515-965-6505	212-687-8080

Mark Harnett/Charlie Koons
MacKenzie Partners
212-929-5500

CASEY’S COMPLETES FINANCING FOR RECAPITALIZATION PLAN

Private Placement to Fund Highly Accretive “Dutch Auction” Self Tender Offer
___________________________________________________________________

ANKENY, IOWA – August 10, 2010 – Casey’s General Stores, Inc. (“Casey’s” or the “Company”) (NASDAQ: CASY) today announced that it has completed a private placement for $569 million of 5.22% senior unsecured notes due 2020 (the “Notes”).  The Company intends to use the net proceeds from this offering to finance its previously announced recapitalization plan that will be executed through a modified “Dutch auction” self tender offer (the “Offer”) for up to $500 million in value of shares of its common stock and to pay the fees and expenses in connection with the Offer.  In addition, the Company will use approximately $59 million of the proceeds from the sale of the Notes in connection with its prepayment of its Senior Notes with interest rates between 6.18% to 7.23% and its 7.38% Senior Notes.  Any proceeds from the offering not used for the foregoing will be used for general corporate purposes.

An explanation of the terms and conditions of the Offer and specific instructions as to how to tender shares in the Offer have been mailed to Casey’s shareholders.  Additional details can be found in the Schedule TO, as amended, initially filed with the U.S. Securities and Exchange Commission on July 29, 2010.

MacKenzie Partners is serving as information agent for the tender offer.  Shareholders with questions, or who would like to receive additional copies of the tender offer documents, may call MacKenzie Partners at 212-929-5500 or 1-800-322-2885.

Goldman, Sachs & Co. is acting as financial advisor to Casey’s, and Cravath, Swaine & Moore LLP and Ahlers & Cooney, PC are providing legal advice.

Important Information
In response to the tender offer commenced by Alimentation Couche-Tard Inc. (“Couche-Tard”) referred to in this communication, Casey's General Stores, Inc. ("Casey's") has filed a solicitation/recommendation statement with the Securities and Exchange Commission (the "SEC").  Investors and security holders are urged to read the solicitation/recommendation statement with respect to the tender offer and, when they become available, any other relevant documents filed with the SEC, because they contain important information.  Investors and security holders may obtain a free copy of the solicitation/recommendation statement with respect to the tender offer and other documents (when available) that Casey's files with the SEC at the SEC's website at www.sec.gov and Casey's website at www.caseys.com. In addition, the solicitation/recommendation statement with respect to the tender offer and other documents (when available) filed by Casey's with the SEC may be obtained from Casey's free of charge by directing a request to Casey's General Stores, Inc., Attn: Investor Relations, Casey's General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Casey's has filed with the SEC a preliminary proxy statement and white proxy card in connection with its 2010 Annual Meeting of Shareholders and will file, and mail to its shareholders, a definitive proxy statement and white proxy card in connection with its 2010 Annual Meeting of Shareholders. Investors and security holders are urged to read the preliminary proxy statement, which is available now, and the definitive proxy statement and any other relevant documents filed with the SEC, when they become available, because they contain important information. Investors and security holders may obtain a free copy of the preliminary proxy statement now and will be able to obtain, when available, a free copy of the definitive proxy statement and other documents that Casey's files with the SEC at the SEC's website at www.sec.gov and Casey's website at www.caseys.com. In addition, the preliminary proxy statement and, when available, the definitive proxy statement and other documents filed by Casey’s with the SEC may be obtained from Casey's free of charge by directing a request to Casey's General Stores, Inc., Attn: Investor Relations, Casey's General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Additional Information
This communication is for informational purposes only and is neither an offer to purchase nor the solicitation of an offer to sell any securities.  Casey’s has filed an issuer tender offer statement on Schedule TO and related exhibits regarding its self-tender offer for up to $500 million in value of shares of Casey’s common stock with the SEC.  Investors and security holders are urged to read the issuer tender offer statement and related exhibits and, when they become available, any other documents filed with the SEC with respect to Casey’s self tender offer because they contain important information.  Investors and security holders may obtain a free copy of the issuer tender offer statement and the related exhibits as well as any other documents (when available) that Casey's files with the SEC at the SEC's website at www.sec.gov and Casey's website at www.caseys.com. In addition, the issuer tender offer statement and the related exhibits and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey's free of charge by directing a request to Casey's General Stores, Inc., Attn: Investor Relations, Casey's General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Certain Information Concerning Participants
Casey's, its directors and executive officers may be deemed to be participants in the solicitation of Casey's security holders in connection with its 2010 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Casey's Annual Report on Form 10-K for the year ended April 30, 2010, which was filed with the SEC on June 29, 2010, and its preliminary proxy statement for the 2010 Annual Meeting of Shareholders, which was filed with the SEC on July 29, 2010. To the extent holdings of Casey's securities have changed since the amounts printed in the preliminary proxy statement for the 2010 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the definitive proxy statement relating to the 2010 Annual Meeting of Shareholders when it is filed by Casey's with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com.

Forward-Looking Statements
This communication contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements represent our expectations or beliefs concerning future events that may not prove to be accurate.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements.  We caution you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risk that our cash balances and cash generated from operations and financing activities will not be sufficient for our future liquidity and capital resource needs, competition in the industry in which we operate, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for tobacco products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, future actions by Couche-Tard in connection with its unsolicited tender offer to acquire Casey’s, the risk that disruptions or uncertainty from Couche-Tard’s unsolicited tender offer will divert management’s time and harm Casey’s relationships with our customers, employees and suppliers; the increased indebtedness that we will incur to purchase shares of our common stock in our self tender offer; the price at which we ultimately determine to purchase shares of our common stock in our self tender offer and the number of shares tendered in such offer; the price and time at which we may make any additional repurchases of our common stock following completion of our self tender offer as well as the number of shares acquired in such repurchases and the terms, timing, cost and interest rate on any indebtedness incurred to fund such repurchases; and the other risks and uncertainties included from time to time in our filings with the SEC.  We further caution you that other factors we have not identified may in the future prove to be important in affecting our business and results of operations.  We ask you not to place undue reliance on any forward-looking statements because they speak only of our views as of the statement dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

#    #    #